UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2004

FOSTER WHEELER LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-31305	22-3802649

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000

(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000

(Registrant“s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events

Under the terms of Foster Wheeler Ltd.’s proposed exchange offer and the related registration statement on Form S-4 (No. 333-107054), Foster Wheeler LLC plans to issue 10.5% Senior Secured Notes due 2011, Series A, (the “Notes”) which are to be fully, unconditionally, jointly and severally guaranteed by Foster Wheeler Ltd. and certain of its subsidiaries.

In contemplation of the exchange offer, the accompanying financial statements contained in Exhibit 99.1, which are hereby incorporated by reference into Item 5, have been revised from those included with Foster Wheeler Ltd.’s Annual Report on Form 10-K filed with the Commission for the year ended December 26, 2003, to include:

•	an additional guarantor footnote (see Footnote 24.D) which reflects condensed consolidating financial information required by Rule 3-10 of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the “Regulation S-X”) as a result of the proposed guarantees of the Notes to be provided by Foster Wheeler Ltd, and certain of its subsidiaries. This information is presented in lieu of separate financial statements and other related disclosures of the 100% owned subsidiary guarantors and Foster Wheeler LLC. The Foster Wheeler Ltd. column presents the parent company’s financial information. The Guarantor Subsidiaries column presents the financial information of all guarantors excluding that of Foster Wheeler Ltd., which is separately presented. The consolidating financial statements have been prepared as if the Notes had been issued at, and the proposed guarantee structure for the Notes was in place from, the beginning of the time periods presented; and

•	audited consolidated financial statements of Foster Wheeler Holdings Ltd. as of December 26, 2003 and December 27, 2002 and for each of the three years in the period ended December 26, 2003 as required by Rule 3-16 of Regulation S-X, as a result of the pledge of the equity and debt securities of Foster Wheeler Holdings Ltd. in support of certain guarantees of the Notes.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.

FOSTER WHEELER LTD.

DATE: April 9, 2004	By:	/s/ Lisa Fries Gardner

Lisa Fries Gardner
Vice President and Secretary

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EXHIBIT INDEX

Exhibit Number	Description

23	Consent of Independent Accountants
99.1	Financial Statements for the periods ending December 26, 2003